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As filed with the Securities and Exchange Commission on March 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

SPECIALTY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

California	95-2961036
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2211 Michigan Avenue
Santa Monica, California 90404-3900
(Address of principal executive offices) (Zip Code)

Specialty Laboratories, Inc. 2000 Stock Incentive Plan
Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan
(Full title of the Plans)

Douglas S. Harrington, M.D.
Chief Executive Officer
SPECIALTY LABORATORIES, INC.
2211 Michigan Avenue
Santa Monica, California 90404-3900
(Name and address of agent for service)
 (310) 828-6543
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Specialty Laboratories, Inc. 2000 Stock Incentive Plan Common Stock, no par value	667,108 shares	$11.24(2)	$7,498,294(2)	$950.03

Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan Common Stock, no par value	225,703 shares	$11.24(2)	$2,536,902(2)	$321.43

	892,811 shares		Aggregate Registration Fee $1,271.46

(1)
Represents additional shares issuable under the Registrant's 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan by reason of the automatic share increase provisions of those plans. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Specialty Laboratories, Inc. 2000 Stock Incentive Plan and the Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
Calculated solely for purposes of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($11.37) and low ($11.10) selling prices per share of the Registrant's Common Stock on March 8, 2004 as reported by the New York Stock Exchange, or $11.24.

PART II

Information Required in the Registration Statement

Incorporation of Contents of Prior Registration Statement

        Specialty Laboratories, Inc. (the "Registrant") files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statements filed by the Registrant on Form S-8 (Registration Nos. 333-52348, 333-88136 and 333-105149). The current registration of 892,811 shares of Common Stock will increase the number of shares registered for issuance under the Registrant's 2000 Stock Incentive Plan from 5,953,321 to 6,620,429 and under the Registrant's 2000 Employee Stock Purchase Plan from 974,346 to 1,200,049 shares.

Item 8. Exhibits

        The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 001-16217 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
5.1	Opinion and Consent of Latham & Watkins LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Latham & Watkins LLP is contained in Exhibit 5.1.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.
99.1	Specialty Laboratories, Inc. 2000 Stock Incentive Plan (As Restated Through January 2, 2004).
99.2	Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan (As Restated Through January 2, 2004).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California on this 4th day of March, 2004.

SPECIALTY LABORATORIES, INC.
By:	/s/ DOUGLAS S. HARRINGTON Douglas S. Harrington, M.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Specialty Laboratories, Inc., a California corporation, do hereby constitute and appoint Douglas S. Harrington, M.D., Chief Executive Officer, and Frank J. Spina, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DOUGLAS S. HARRINGTON Douglas S. Harrington, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2004
/s/ FRANK J. SPINA Frank J. Spina	Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2004
/s/ DEBORAH A. ESTES Deborah A. Estes	Secretary and Director	March 4, 2004

/s/ THOMAS R. TESTMAN Thomas R. Testman	Chairman of the Board	March 4, 2004
/s/ RICHARD E. BELLUZZO Richard E. Belluzzo	Director	March 4, 2004
/s/ NANCY-ANN DEPARLE Nancy-Ann DeParle	Director	March 4, 2004
/s/ WILLIAM J. NYDAM William J. Nydam	Director	March 4, 2004
/s/ JAMES B. PETER James B. Peter, M.D., Ph.D.	Director	March 4, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

SPECIALTY LABORATORIES, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 001-16217 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
5.1	Opinion and consent of Latham & Watkins LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Latham & Watkins LLP is contained in Exhibit 5.1.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.
99.1	Specialty Laboratories, Inc. 2000 Stock Incentive Plan (As Restated Through January 2, 2004).
99.2	Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan (As Restated Through January 2, 2004).

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PART II Information Required in the Registration Statement
Incorporation of Contents of Prior Registration Statement
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX